Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-207276 on Form N-4 and Amendment No. 13 to Registration Statement No. 811-23092 on Form N-4 of our report dated March 4, 2021, relating to the statutory basis financial statements of MEMBERS Life Insurance Company, and to our report dated February 26, 2021, relating to the financial statements and financial highlights of each of the Subaccounts comprising MEMBERS Horizon Variable Separate Account, appearing in the Prospectus and the Statement of Additional Information, which is a part of such Registration Statement.

We also consent to the references to us under the heading "Experts" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

April 14, 2021